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                                                                      EXHIBIT 21

                    MATERIAL SUBSIDIARIES OF THE REGISTRANT

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                                            STATE OR
                                           COUNTRY OF     PERCENTAGE OF
SUBSIDIARY                                INCORPORATION     OWNERSHIP
Aries Technology, Inc.                          Delaware         100%
Knowledge Revolution, Inc.                    California         100%
MSC Japan, Ltd.                                    Japan         100%
MSC Italia                                         Italy         100%
MSC, Ltd.                                      Hong Kong         100%
MacNeal-Schwendler France                         France         100%
MSC BV                                   The Netherlands         100%
MSC Ltd.                                            U.K.         100%
MSC GmbH                                         Germany         100%
MSC Iberica, S.A.                                  Spain         100%
MSC Foreign Sales Corp.                       California         100%
PDA Engineering                               California         100%
Silverado Software & Consulting Inc.          California         100%
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